UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

June 12, 2017

YEXT, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38056	20-8059722
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Madison Ave, 5th Floor

New York, NY 10010

(Address of principal executive offices, including zip code)

(212) 994-3900

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.                                        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Named Executive Officer Compensation

On June 12, 2017, the Compensation Committee of the Board of Directors of Yext, Inc., following a review of the Company’s executive compensation program, approved certain increases to the base salaries and target cash bonuses and certain refresh equity awards for the Company’s principal executive officer, principal financial officer and  certain named executive officers as follows:

Name and Principal Position	Fiscal Year 2018 Annual Base Salary ($)(1)	Fiscal Year 2018 Target Cash Bonus ($)(2)	Fiscal Year 2018 Restricted Stock Unit Awards (shares subject to award)

Howard Lerman Chief Executive Officer	$500,000	$400,000	225,000	(3)

Brian Distelburger President	$350,000	$225,000	70,000	(3)

Steven Cakebread Chief Financial Officer	$450,000	$175,000	75,000	(3)

(1)         Effective as of May 29, 2017.

(2)         Effective as of June 1, 2017.

(3)         One-seventh of shares subject to award vests on June 20, 2019 and then quarterly thereafter on each of September 20, December 20, March 20 and June 20 thereafter, in each case subject to the executive’s continued service on each such date, until the award is fully vested on December 20, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

YEXT, INC.

By:	/s/ Ho Shin
Ho Shin
EVP & General Counsel

Date:  June 13, 2017